UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2013

BERRY PLASTICS GROUP, INC. (Exact name of Registrant as specified in its charter)
Delaware (State of Incorporation)	001-35672 (Commission File Number)	20-5234618 (I.R.S. Employer Identification No.)
101 Oakley Street Evansville, Indiana (Address of principal executive offices)	47710 (Zip Code)
(812) 424-2904 (Registrant’s telephone number, including area code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition.

On July 15, 2013, Berry Plastics Group, Inc. (the “company” or “we”) disclosed certain estimated financial information related to its results of operations for the quarter ending on June 29, 2013:

For the June 2013 quarter, we estimate that net sales declined to a range of $1,217 to $1,227 million from $1,242 million in the June 2012 quarter. This decrease of 1% to 2% is primarily related to soft customer demand. Also, we estimate that Adjusted EBITDA will be $206 to $211 million for the June 2013 quarter compared to $203 million in the June 2012 quarter. This increase of 1% to 4% is primarily related to cost reduction efforts and productivity improvements partially offset by additional costs associated with organic growth initiatives. Estimated net debt at June 29, 2013 was $3,917 million. Assuming our initial public offering and 2013 debt refinancing occurred at the beginning of the period, our interest expense for the four quarter period ended June 29, 2013 would be approximately $48 million lower. Adjusted EBITDA is a non-GAAP measure. The following tables reconcile the company’s estimated net income to the company’s estimate of Adjusted EBITDA for the June 2013 quarter and four quarter period ended June 29, 2013:

	Quarter Ended June 29, 2013		For Quarters Ended June 29, 2013

(in millions) (Unaudited)	Low	High	Low	High
Adjusted EBITDA (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$206	$211	$808	$813
Pro forma acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	—	—	4	4
Unrealized cost reductions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1	1	15	15
Operating EBITDA (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$205	$210	$789	$794
Net interest expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	57	57	269	269
Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	86	86	351	351
Income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	22	24	29	31
Restructuring, business optimization and other . . . . . . . . . . . . . . . .	3	3	25	25
Debt extinguishment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	—	—	64	64
Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 37	$ 40	$ 51	$ 54

_________

(a)   Adjusted EBITDA and Operating EBITDA should not be considered in isolation or construed as an alternative to our net income (loss) or other measures as determined in accordance with GAAP. In addition, other companies in our industry or across different industries may calculate Adjusted EBITDA and Operating EBITDA and the related definitions differently than we do, limiting the usefulness of our calculation of Adjusted EBITDA and Operating EBITDA as comparative measures. Operating EBITDA and Adjusted EBITDA are among the indicators used by the company’s management to measure the performance of the company’s operations and thus the company’s management believes such information may be useful to investors. Such measures are also among the criteria upon which performance-based compensation may be based.

We define “Adjusted EBITDA” as net income (loss) before depreciation and amortization, income tax expense (benefit), interest expense (net) and certain restructuring and business optimization charges and as adjusted for unrealized cost reductions and acquired businesses, including unrealized synergies, which are more particularly defined in our credit documents and the indentures governing our notes. Adjusted EBITDA is used by our lenders for debt covenant compliance purposes and by our management as one of several measures to evaluate management performance. Adjusted EBITDA eliminates certain charges that we believe do not reflect operations and underlying operational performance. Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA has important limitations, including that (1) Adjusted EBITDA does not represent funds available for dividends, reinvestment or other discretionary uses, or account for one-time expenses and charges; (2) Adjusted EBITDA does not reflect cash outlays for capital expenditures or contractual commitments; (3) Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital; (4) Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on indebtedness; (5) Adjusted EBITDA does not reflect income tax expense or the cash necessary to pay income taxes; (6) Adjusted EBITDA excludes depreciation and amortization and, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements; and (7) Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

The preliminary financial and operating results for the June 2013 quarter are forward-looking statements based on preliminary estimates and reflect the best judgment of our management but involve a number of risks and uncertainties which could cause actual results to differ materially from those set forth in our estimates and from past results, performance or achievements. Such preliminary results are subject to finalization of our quarterly financial and accounting procedures and should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP and reviewed by our auditors. Consequently, there can be no assurances that the actual financial and operating results for the third quarter ended June 29, 2013 will be identical to the preliminary estimates set forth above, and any variation between our actual results and the estimates set forth above may be material. In addition, such results do not purport to indicate our results of operations for any future period beyond the quarter ended June 29, 2013. Ernst & Young LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto.

The information in Item 2.02 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01              Other Events.

On July 15, 2013, the company issued a press release in connection with the commencement of a proposed secondary public offering of 15,000,000 shares of the company’s common stock by certain funds affiliated with Apollo Global Management, LLC and certain funds affiliated with Graham Partners, Inc. (collectively, the “Selling Stockholders”).  The underwriters will have a 30-day option to purchase up to an additional 2,250,000 shares of common stock from the Selling Stockholders.  The company itself is not selling any shares and will not receive any proceeds from the proposed offering, and it will not change the number of shares of the company’s common stock that are currently outstanding.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01              Financial Statements and Exhibits

Exhibit No.            Description

99.1                        Press Release of Berry Plastics Group, Inc., dated July 15, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            BERRY PLASTICS GROUP, INC.

Date:  July 15, 2013                                                  By:     /s/ Jason K. Greene

Name:   Jason K. Greene

Title:     Executive Vice President and General Counsel